Exhibit 99.1
Castellum, Inc.’s SBA Protégés Successfully Onboard to SeaPort-NxG Contract

VIENNA, Va., January 8, 2025 - Castellum, Inc. (NYSE-American: CTM) (“Castellum”), a cybersecurity, electronic warfare, and software engineering services company focused on the federal government, announces that it has successfully helped onboard its two Small Business Administration (“SBA”) approved mentor-protégé companies (“Mentor-Protégé”), Epic Systems, Inc. (“Epic”) and Krilla Kaleiwahea, LLC (“K2”), to its Seaport Next Generation contract (“SeaPort-NxG”) via rolling admissions II. Castellum subsidiary Specialty Systems, Inc. has a strategic alliance in the form of an SBA approved Mentor-Protégé arrangement with Epic. Castellum subsidiary Global Technology and Management Resources, Inc. has a strategic alliance with K2, which is pending approval by the SBA. Information concerning these strategic alliances can be found in our previous press releases:

•Castellum, Inc. Announces New Strategic Alliance
•Castellum, Inc. Announces Strategic Alliance with K2

The Castellum business development team assisted both companies to successfully onboard to SeaPort-NxG. SeaPort-NxG is the Navy Virtual SYSCOM Commanders', including NAVAIR, NAVFAC, NAVSEA, NAVSUP, NAVWAR, and ONR, as well as Military Sealift Command and the United States Marine Corps integrated approach to contracting for professional support services. SeaPort-NxG’s electronic procurement of technical, engineering, and other professional services represent a key strategy to meeting the United States Department of Navy contracting needs. SeaPort-NxG preapproves a large and diverse community of contractors through a process called rolling admissions.
“Our Castellum team has again demonstrated our commitment to help advance and grow our Mentor Protégé companies. I am very proud of the hard work our team put in to support our great partners Epic and K2 to achieve these strategic milestones. These wins open the door for us to team with our Mentor Protégé companies to compete for 8(a), women-owned small business, and Native Hawaiian Organization set-aside opportunities on SeaPort-NxG. Combined with our recent OASIS+ win, we are now in a stronger position for near term growth as we can aggressively pursue both unrestricted and SBA opportunities.” said Glen Ives, President and Chief Executive Officer of Castellum.

About Epic Systems, Inc.:

Epic Systems, Inc. supports the development of IT infrastructure projects and modernizes mission-critical applications for federal agencies. Epic provides O&M, data analytics, cloud transformation, DevSecOps, and RPA services to clients, including the U.S. Department of Homeland Security and Office of Biometric Identity Management, the U.S. Customs and Border Protection, the U.S. Department of State, the U.S. Department of Defense, and the National Science Foundation - https://epicinfotech.com/.

Krilla Kaleiwahea, LLC (K2):

K2 is an 8(a) Native Hawaiian Organization bringing a world-class team with decades of combined senior leadership experience in government, military, and corporate sectors to impactful government projects for the U.S. federal government. K2 delivers advanced solutions in defense, resilience, technology, and workforce development that empower clients to achieve operational success in the most demanding environments - https://www.k2-nho.com.

About Castellum, Inc.:

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities including opportunities arising from the Seaport-NxG and OASIS+ unrestricted contracts, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget or continuing resolution; and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:
Glen Ives, President and Chief Executive Officer
Phone: (703) 752-6157
Contact: Info@castellumus.com

Peter Krilla, Co-Founder
Phone: (971) 998-7349
Contact: Info@k2-nho.com www.k2-nho.com

Nirmala Nallamala, President
Phone: (703)-373-7242
Contact: Nirmala@epicinfotech.com www.epicinfotech.com